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                                                                    EXHIBIT 99.1

Interliant, Inc. Sells Non-Core Private-Label Business

    Sale enhances focus on Interliant's core managed infrastructure solutions


PURCHASE, NEW YORK, NOV. 1, 2002 - Interliant, Inc. (OTCBB: INIT.OB), a leading provider of managed infrastructure solutions, today announced that on October 30, 2002, it closed on the sale to Sprint of assets and operations that Interliant had used to provide private-label shared and high-volume dedicated Web hosting to Sprint. Also included in the sale are certain assets that support the private-label custom hosting services provided to Sprint. Sprint has purchased these assets and operations for $5 million. Sprint has also assumed certain liabilities of Interliant associated with the purchased assets. Interliant will continue to provide private label custom managed hosting services to Sprint.

Interliant's core managed hosting, messaging, and security services will not be affected by the transaction. Additionally, this sale does not affect Interliant UK Limited or its trading arrangements in the UK.

On August 5, 2002, Interliant and all of its U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. The court approved this sale at a confirmation hearing on October 17th.

"This sale is another important step in our reorganization," said Francis J. Alfano, Interliant's president and CEO. "By divesting this business, we are better able to focus on our core managed infrastructure services. Actions such as this, along with our recently announced debtor-in-possession financing, will help us build a strong base for Interliant's ongoing operations."

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About Interliant

Interliant, Inc. is a leading provider of managed infrastructure solutions, encompassing messaging, security, and hosting plus an integrated set of professional services that differentiate and add customer value to these core solutions. The company makes it easier and more cost-effective for its customers to acquire, maintain, and manage their IT infrastructure via selective outsourcing. Headquartered in Purchase, New York, Interliant has forged strategic alliances and partnerships with the world's leading software, networking and hardware manufacturers, including Check Point Software Technologies Inc., IBM and Lotus Development Corp., Microsoft, Oracle Corporation, and Sun Microsystems Inc. For more information about Interliant, visit www.interliant.com

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Interliant is a trademark of Interliant, Inc., in the United States, other countries, or both.

This press release contains forward-looking statements that can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "will," "plan," "forecast" and similar words and expressions. Such forward-looking statements involve risks and uncertainties that may cause actual results, performance, achievements and the timing of certain events to differ significantly from the results discussed or implied in the forward-looking statements. Therefore, no forward-looking statement can be guaranteed. Important factors to consider in evaluating such forward-looking statements include uncertainty that demand for our services will increase and other competitive market factors, changes in Interliant's business strategy or an inability to execute Interliant's strategy due to unanticipated changes in its business, its industry or the economy in general, unforeseen difficulties in integrating acquisitions and other factors set forth more fully in Interliant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and other filings with the Securities and Exchange Commission. It is not possible to foresee or identify all factors affecting Interliant's forward-looking statements and investors therefore should not consider any list of factors affecting Interliant's forward-looking statements to be an exhaustive statement of risks, uncertainties or potentially inaccurate assumptions. Interliant does not have a policy of updating or revising forward-looking statements, and thus it should not be assumed that Interliant's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.